Exhibit 10.3

PROMISSORY NOTE ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS PROMISSORY NOTE ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”), made effective as of June 30, 2020 (the “Effective Date”), is entered into by and between Inpixon, a Nevada corporation (“Assignor”), Systat Software, Inc., a Delaware corporation (“Assignee”) and Sysorex, Inc., a Nevada corporation (“Borrower”). Any capitalized terms not defined herein shall have the meaning set for such term in the License Agreement (as hereinafter defined).

WHEREAS, Assignor and Assignee are entering into that certain Exclusive Software License and Distribution Agreement, of even date herewith, by and among Cranes Software International Ltd. (“Cranes”), Assignee and Assignor (the “License Agreement”), pursuant to which Assignee has agreed to grant to Assignor an exclusive license to market, use, sell, sublicense, modify and develop the Products and the Systat Intellectual Property (the “Licensed Rights”);

WHEREAS, Assignor is the holder of a secured promissory note, dated December 31, 2018, issued by Borrower to Assignor, as amended, (the “Original Note”) in the aggregate principal amount of $10,000,000 (together with all accrued unpaid interest thereon through and including the Closing Date, the “Outstanding Balance”);

WHEREAS, as partial consideration for the Licensed Rights, Assignor has agreed to partition the Original Note into four new secured promissory notes in substantially the form attached hereto as Exhibit A (each a “Partitioned Note” and collectively, the “Partitioned Notes”), with the first Partitioned Note to be in the original principal amount of $3,000,000 (the “Closing Note”), the second Partitioned Note to be in the original principal amount of $1,300,000 (the “Initial Installment Note”), the third Partitioned Note to be in the original principal amount of $1,000,000 (the “Second Installment Note”) and the fourth Partitioned Note to be in the original principal amount of $1,000,000 plus all accrued unpaid interest under the Original Note included in the Outstanding Balance (the “Third Installment Note”), and to assign and deliver to Assignee the Closing Note on the Closing Date, the Initial Installment Note on the three month anniversary of the Closing Date (the “Initial Installment Date”) the Second Installment Note on the six month anniversary of the Closing Date (the “Second Installment Date”), and the Third Installment Note on the nine month anniversary of the Closing Date (the “Third Installment Date”) each as required in accordance with the terms and conditions of the License Agreement;

WHEREAS, each Partitioned Note is to be in substantially the same form as the Original Note, except that the name of the holder thereof shall be Systat Software, Inc., as Assignee hereunder;

WHEREAS, Assignor and Assignee have agreed to enter into an Intercreditor Agreement, in substantially the form attached hereto as Exhibit B (the “Intercreditor Agreement”);

NOW THEREFORE, in consideration of the foregoing recitals, the covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, Assignor and Assignee agree as follows:

1. Assignment and Assumption. Subject to and conditioned upon the occurrence of the Closing, (a) Assignor hereby assigns, transfers, and conveys to Assignee all of Assignor’s right, title and interest in, to and arising under (i) the Closing Note, effective as of the Closing Date, (ii) the Initial Installment Note, effective as of the Initial Installment Date, (iii) the Second Installment Note, effective as of the Second Installment Date, and (iv) the Third Installment Note, effective as of the Third Installment Date, provided that Assignor’s obligation to assign, transfer and convey to Assignee the Initial Installment Note. the Second Installment Note and the Third Installment Note shall be subject to Assignor’s right of offset against such Partitioned Notes as set forth in Section 7.2 of the License Agreement; and (b) Assignee hereby assumes and agrees to be bound by all of Assignor’s obligations arising under the Partitioned Notes only to the extent the Partitioned Notes are assigned, transferred and conveyed to Assignee as provided herein (the “Assumed Obligations”).

2. Representations and Warranties of the Assignor. The Assignor hereby represents and warrants to Assignee as follows:

a. Assignor has full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and this Agreement has been duly and validly executed and delivered by the Assignor and constitutes the legal, valid and binding obligation of Assignor, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws from time to time in effect that affect creditors’ rights generally, and by legal and equitable limitations on the availability of specific remedies.

b. Assignor is the sole record and beneficial owner of the Original Note and Assignor owns the Original Note free and clear of any lien, charge, pledge or other encumbrance (“Liens”), except such Liens that may exist as of the Effective Date but which are duly released by the holder(s) thereof prior to the Closing Date.

3. Non-Interference of Borrower. Borrower hereby acknowledges and consents to the assignment, transfer and conveyance of the Partitioned Notes to Assignee, subject to and in accordance with this Agreement. Borrower represents, warrants and covenants to Assignor and Assignee that Borrower has full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, has obtained all requisite consents and approvals, and neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, by Borrower (a) will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Borrower is subject or any provision of its charter, bylaws, or other governing document, or (b) will conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement to which Borrower is a party. Borrower agrees to indemnify and hold harmless (i) Assignor, (ii) the directors, officers, agents, employees, partners, representative and stockholders of Assignor and (iii) any professional advisors to any person or entity in clauses (i) or (ii), from and against any and all expenses, suits, demands, damages, obligations, liabilities, claims, contingencies, settlement amounts, judgments, awards, costs, penalties, fines, taxes, and criminal or civil sanctions of any nature, including reasonable attorneys’ fees and court costs, and, to the extent applicable, cost of cover (“Losses”), arising from or relating to a breach of any representation, warranty, covenant or agreement, or the failure to fulfill any other obligation of the Borrower under this Agreement.

4. Representations and Warranties of the Assignee. Assignee hereby represents and warrants to Assignor that (a) Assignee has full corporate power and authority to enter into this Agreement and to consummate the transaction contemplated hereby, and (b) this Agreement has been duly and validly executed and delivered by Assignee and constitutes the legal, valid and binding obligation of Assignee, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws from time to time in effect that affect creditors’ rights generally, and by legal and equitable limitations on the availability of specific remedies.

5. Indemnification. Assignee will indemnify and hold (i) Assignor, (ii) the directors, officers, agents, employees, partners, representative and stockholders of Assignor and (iii) any professional advisors to any person or entity in clauses (i) or (ii) (each, an “Indemnified Party”) harmless from any and all Losses that any such Indemnified Party may suffer or incur as a result of or relating to any action instituted against the Indemnified Party(ies) in any capacity, or any of them or their respective affiliates, by Borrower, with respect to this Agreement, the Partitioned Notes (to the extent assigned to Assignee hereunder) or the Assumed Obligations (unless such action is based upon a breach of such Indemnified Party’s representations, warranties or covenants under this Agreement, including actions constituting fraud). If any action shall be brought against any Indemnified Party in respect of which indemnity may be sought pursuant to this Agreement, such Indemnified Party shall promptly notify Assignee in writing, and at Assignor’s sole and absolute discretion, Assignee shall immediately take control of the defense and investigation of the action and shall employ counsel reasonably acceptable to Assignor, to handle and defend the action, at Assignee’s sole cost and expense. Assignee shall not settle any action in a manner that adversely affects the rights of any Indemnified Party without Assignor’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. The failure of any Indemnified Party to perform any obligations under this paragraph shall not relieve Assignee of its obligation hereunder except to the extent that Assignee can demonstrate that it has been materially prejudiced as a result of the failure. Assignor may participate in and observe the proceedings at its own cost and expense with counsel of its own choosing. The costs, fees and expenses incurred by each Indemnified Party in the investigation or defense of any claim hereunder shall be made by periodic payments by Assignee of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Indemnified Party against the Assignee.

6. Rights of Parties. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to this Agreement and their respective successors and assigns.

7. Benefits. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

8. Multiple Counterparts. This Agreement may be executed in multiple counterparts, by original or facsimile signature, each of which shall be deemed to be an original and all of which taken together shall constitute a single instrument.

9. Governing Law. The parties agree that this Agreement shall be construed solely in accordance with the laws of the State of Nevada, notwithstanding its choice or conflict of law principles, and any proceedings arising among the parties in any matter pertaining or related to this Agreement shall, to the extent permitted by law, be heard solely in the State and/or Federal courts located in the County of San Francisco or the County of Santa Clara, CA.

10. Further Actions. The parties covenant and agree to execute such other instruments or documents and to take such further action as may be reasonably necessary or appropriate to fulfill the purposes of this Agreement.

11. Headings. The paragraph headings of this Agreement are for convenience of reference only and do not form a part of the terms and conditions of this Agreement or give full notice thereof.

12. Severability. Any provision hereof that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability, without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

13. Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by electronic mail:

if to Assignor:

Inpixon

2479 E. Bayshore Rd.

Palo Alto, CA

Attention: Melanie Figueroa, General Counsel.

Email Address:*******

With a concurrent copy (which shall not constitute notice) to:

Greenberg Traurig, LLP

Attention: Kevin Friedmann, Esq.

Email Address: *******

if to Assignee:

Systat Software, Inc. c/o Cranes Software International Ltd. # 82 Presidency Building 3 & 4th Floor St. Mark’s Road Bengaluru, India 560001 E-mail: ******* Attn: Mueed Khader with a copy (which shall not constitute notice) to:

*******

if to Borrower:

Sysorex, Inc. 13880 Dulles Corner Lane Suite 175 Herndon, VA 20171 Attn: Zaman Khan *******

with a copy (which shall not constitute notice) to: Adams Corporate Law, Inc. Attention: Addison K. Adams, Esq. Email Address: *******

 All such notices, demands and other communications shall be deemed to have been duly given on the business day sent (or next business day if not sent on a business day or not sent during normal business hours of the recipient) by e-mail to the designated e-mail address set forth above (or to such other e-mail address as a party may designate by written notice to the other parties), provided the sender produces a record of transmission if requested by the addressee.

14. Entire Agreement. This Agreement, the Intercreditor Agreement, and the License Agreement contain the entire understanding between the parties, no other representations, warranties or covenants having induced either party to execute this Agreement, and supersedes all prior or contemporaneous agreements with respect to the subject matter hereof.

15. Amendments; Modification. This Agreement may not be amended or modified in any manner except by a written agreement duly executed by the parties to be charged, and any attempted amendment or modification to the contrary shall be null and void and of no force or effect.

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IN WITNESS WHEREOF, Assignor and Assignee have executed this Agreement as of the date first set forth above.

ASSIGNOR:

INPIXON

By:	/s/ Nadir Ali
Name: Nadir Ali Title: Chief Executive Officer

ASSIGNEE:

SYSTAT SOFTWARE, INC.

By:	/s/ Tanveer A. Khader
Name: Tanveer A. Khader Title: Vice President

BORROWER:

SYSOREX, INC.

By:	/s/ Zaman Khan
Name: Zaman Khan Title: Chief Executive Officer

[Signature Page to Assignment and Assumption Agreement]

EXHIBIT A

PARTITIONED NOTE

See Exhibit 99.1 to Inpixon’s Current Report on Form 8-K filed with the SEC on July 2, 2020.

EXHIBIT B

INTERCREDITOR AGREEMENT

See Exhibit 10.4 to Inpixon’s Current Report on Form 8-K filed with the SEC on July 2, 2020.